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                                                                    Exhibit 4.1

                                4,800,000 Shares

                              GLIMCHER REALTY TRUST

            9 1/4% Series B Cumulative Redeemable Preferred Shares of
                               Beneficial Interest

                             UNDERWRITING AGREEMENT




                                                               November 12, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
Prudential Securities Incorporated
BT Alex. Brown Incorporated
PaineWebber Incorporated
  As representatives of the
  several Underwriters named
  in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
  277 Park Avenue
  New York, New York  10172

Dear Ladies and Gentlemen:

         Glimcher Realty Trust, a Maryland real estate investment trust (the "TRUST"), proposes to issue and sell 4,800,000 shares of its 9 1/4% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (Liquidation Preference $25.00 per share)(the "TRUST SHARES") to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom you are
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acting as Representatives (the "REPRESENTATIVES"). The Trust also proposes to issue and sell to the several Underwriters not more than an additional 720,000 shares of its 9 1/4% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (Liquidation Preference $25.00 per share) (the "ADDITIONAL SHARES"), if requested by the Underwriters as provided in Section 2 hereof. The Trust Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "SERIES B PREFERRED SHARES".

         SECTION 1. Registration Statement and Prospectus. The Trust has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3 (Registration No. 33-91084), including a preliminary prospectus relating to the registration of the Shares and such other securities which may be offered from time to time by the Trust, in accordance with Rule 415 under the Act. Such registration statement (as amended, if applicable) was declared effective by the Commission on May 18, 1995. Such registration statement (as amended, if applicable) on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriters by the Trust (whether or not such prospectus supplement is required to be filed with the Commission by the Trust pursuant to the Act) (the "PROSPECTUS SUPPLEMENT"), on the other hand, including all documents incorporated therein by reference pursuant to item 12 of Form S-3 under the Act, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "EXCHANGE ACT"), are referred to herein as the "REGISTRATION STATEMENT" and the "PROSPECTUS," respectively; provided,


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however, that a Prospectus Supplement shall be deemed to have supplemented the
Prospectus only with respect to the offering of the Shares to which it relates. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Trust under Rule 462(b) of the Act (a "RULE 462(b) REGISTRATION STATEMENT") shall be deemed to be part of the "REGISTRATION STATEMENT" as defined herein and any prospectus or any term sheet as contemplated by Rule 434 of the Act (a "TERM SHEET") (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

         SECTION 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Trust at a price per share of $24.125 (the "PURCHASE PRICE") the number of Trust Shares set forth opposite the name of such


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Underwriter in Schedule I hereto (or such number of Trust Shares increased as set forth in Section 9 hereof).

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 720,000 Additional Shares from the Trust at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Trust Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Trust within 30 days after the date of this Agreement, provided that if such thirtieth (30th) day is not a New York Stock Exchange (the "NYSE") trading day, the thirtieth (30th) day will be the next succeeding NYSE trading day. Such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Trust the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Trust as the number of Trust Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Trust Shares (or such number of Trust Shares increased as set forth in Section 9 hereof).

         SECTION 3. Terms of Public Offering. The Trust is advised by you that the Underwriters propose (i) to make a public offering (the "OFFERING") of their respective


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portions of the Shares as soon after the execution and delivery of this
Agreement as in your judgment is advisable (and, if necessary, any post-effective amendment to the Registration Statement) and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Trust Shares shall be made at 10:00 A.M., New York City time, on November 17, 1997 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and form of payment for the Trust Shares may be varied by agreement between you and the Trust.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Trust.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Trust, for the respective accounts of the several Underwriters, against payment to the Trust of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.


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         SECTION 5. Agreements of the Trust and the Glimcher Properties Limited
Partnership (the "OPERATING PARTNERSHIP"). Each of the Trust and the Operating Partnership agrees with you:

         (a) In respect of the offering of Shares, the Trust will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Trust, the public offering price, the selling concession and reallowance if any, and such other information as the Underwriters and the Trust deem appropriate in connection with the offering of the Shares, (ii) file the Prospectus in a form reasonably acceptable to you pursuant to Rule 424 under the Securities Act no later than the Commission's close of business on the second business day following the date of determination of the offering price of the Shares and (iii) furnish copies of the Prospectus to the Underwriters and to such dealers as you shall specify in New York City as soon as practicable after the date of this Agreement in such quantities as you may reasonably request.

         (b) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, the Trust will advise you promptly and, if requested by you, confirm such advice in writing, of
(i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, any preliminary prospectus relating to the Shares, the Prospectus or any of the transactions


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contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Trust will make every reasonable effort to prevent the issuance of any stop order and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Trust will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) The Trust will furnish you five signed copies without charge of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the


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Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the Prospectus or any Term Sheet, if applicable, of which you shall not previously have been advised or to which you or counsel for the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement, Term Sheet, or amendment or supplement to the Prospectus which, in the opinion of counsel for the Underwriters, may be necessary in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

         (f) If during the period specified in Section 5(e), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters or the Trust, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or the Trust, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Trust will forthwith prepare and


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file with the Commission an appropriate amendment or supplement to the
Prospectus (in form and substance reasonably satisfactory to counsel of the Underwriters) so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         (g) The Trust will prior to any public offering of the Shares, cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Trust shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

         (h) To make generally available to the Trust's shareholders a consolidated earnings statement which satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder, and, if required by Rule 158 of the Act, to file such statement as an exhibit to the next periodic report required to be filed by the Trust under the Exchange Act covering the period when such earnings statement is released.


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         (i) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to
Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

         (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Trust's counsel and the Trust's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing, producing or delivery of this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws or real estate syndication laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with Blue Sky (but no other matters) registration or qualification and memoranda relating thereto), (v) all costs and expenses incident to the listing of the Shares on the NYSE, (vi) the cost of the preparation, issuance and delivery of certificates representing the Shares, (vii) the


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costs and charges of any transfer agent, registrar and/or depositary, (viii) all other costs and expenses incident to the performance of the obligations of the Trust hereunder for which provision is not otherwise made in this Section and
(ix) any expenses incurred by the Trust in connection with a "road show" presentation to potential investors.

         (k) The Trust will use its best efforts to list the Shares on the NYSE and to maintain the listing of the Shares on the NYSE for a period of not less than three years after the date of this Agreement.

         (l) The Trust will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

         (m) The Trust will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretation thereunder (the "INTERNAL REVENUE CODE"), unless the trustees of the Trust determine that it is no longer in the best interests of the Trust to be so qualified.

         (n) The Trust will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Trust prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         SECTION 6. Representations and Warranties of the Trust and the Operating Partnership. The Trust and the Operating Partnership jointly and severally represent and warrant to each Underwriter that:

         (a) The Trust meets the requirements for use of Form S-3 and the Registration Statement on Form S-3 relating to


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the Shares has been prepared by the Trust under the provisions of the Act and has been filed with and declared effective by the Commission.

         (b) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Trust after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Trust's knowledge, threatened by the Commission.

         (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Trust after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Trust after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Trust is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not


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contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Trust in writing by such Underwriter through you expressly for use therein. For all purposes of this Agreement, the amounts of selling concession and reallowance set forth in the Prospectus and the portions of the "Underwriting" section set forth in the letter of the Representatives to the Trust constitute the only information relating to any Underwriter furnished in writing to the Trust by the Representatives specifically for inclusion in the Prospectus or the Registration Statement. The Trust has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

         (d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Trust in writing by such Underwriter through you expressly for use therein.


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         (e) The Trust has been duly formed and is validly existing as a
Maryland REIT, and is in good standing under the laws of the state of Maryland. Each of the Operating Partnership, Glimcher Holdings Limited Partnership (the "GHLP"), Grand Central Limited Partnership (the "GRCLP"), Glimcher Centers Limited Partnership (the "GCLP"), Glimcher York Associates Limited Partnership (the "YORK"), Colonial Park Mall Limited Partnership (the "CPMLP") and Morgantown Mall Associates Limited Partnership (the "MMLP", and together with the Operating Partnership, GCLP, GHLP, York and GRCLP referred to collectively herein as the "PARTNERSHIP SUBSIDIARIES") have been duly formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization. Glimcher Colonial Park Mall Trust (the "GCPMT" or, the "TRUST SUBSIDIARY") has been duly organized and is validly existing and in good standing in its jurisdiction of formation. Each of Olathe Mall LLC (the "OLATHE"), Great Plains Metro Mall L.L.C. (the "GREAT PLAINS"), Glimcher New Jersey Metro Mall LLC (the "GNJ"), Elizabeth Metro Mall LLC (the "EMM"), Glimcher California Metro Mall LLC (the "GCMM"), California Metro Mall LLC (the "CMM"), Dayton Mall Venture, LLC (the "DAYTON LLC") and Johnson City Venture L.L.C. (the "JOHNSON CITY" and together with Olathe, GNJ, EMM, GCMM, CMM, Dayton LLC, and Great Plains, the "LLC SUBSIDIARIES") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of formation. Each of Glimcher Properties Corporation (the "GPC"), Glimcher Centers, Inc. (the "GCI"), Grand Central, Inc. (the "GRCI"), Glimcher Development Corporation (the "GDC"), Glimcher Johnson City, Inc. (the "GJC INC."), Glimcher York Inc. (the "YORK INC."), Glimcher Dayton Mall, Inc. (the "GD MALL"), NJ Metro Mall Urban Renewal, Inc. (the "NJ MMUR") and Glimcher Holdings, Inc. (the "GHI", and together with GPC, GCI, GJC Inc., York Inc., GD Mall, NJ MMUR and GRCI are referred to collectively herein as the "CORPORATE SUBSIDIARIES", and the Partnership Subsidiaries, the Trust Subsidiary, the LLC Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the


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"SUBSIDIARIES") have been duly formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Corporate Subsidiaries, the LLC Subsidiaries and the Partnership Subsidiaries, are the only subsidiaries (direct or indirect) of the Trust.

         (f) The Trust and each of the Subsidiaries have full trust, corporate, partnership and/or limited liability company power to own or lease their respective properties and conduct their respective businesses as described in the Prospectus; and the Trust and the Operating Partnership have full trust or partnership, as the case may be, power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. The Trust and the Subsidiaries are duly qualified to transact business as foreign entities, and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole.

         (g) Except as disclosed in the Prospectus, there are not outstanding
(i) securities, partnership interests or obligations of the Trust or any Subsidiary convertible into or exchangeable for any capital stock of the Trust or ownership interest in the Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Trust or any Subsidiary any such capital stock or ownership interest or any such convertible or exchangeable securities, partnership interests or obligations, or (iii) obligations of the Trust or any Subsidiary to issue any shares of capital stock or ownership interest, any such convertible or exchangeable securities, partnership interests or obligations, or any such warrants, rights or options.


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         (h) The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Trust have been duly authorized and validly issued and are fully paid and nonassessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities in some jurisdictions). The Shares have been duly authorized by all necessary trust action and at the Closing Date or the related Option Closing Date (as the case may be), when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities in some jurisdictions), will have been duly executed and delivered by the Trust and will not be subject to any preemptive or similar right. The description of the Shares contained in the Prospectus is, and at the closing date will be, complete and accurate in all material respects. No holders of outstanding shares of capital stock of the Trust are entitled as such to any Shares, and no holder of securities of the Trust has any right which has not been exercised or waived to require the Trust to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

         (i) The outstanding equity interests of each Subsidiary, other than EMM and CMM, have been duly authorized and validly issued and are fully paid and non-assessable, except to the extent shown in Exhibit 6(i) hereto, and are owned by the Trust free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in each Subsidiary are outstanding, except as described in the Prospectus, or as provided for in any organizational documents or operating


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agreements of any Subsidiary, or except as set forth in Exhibit 6(i) hereto.
Exhibit 6(i) is a true and correct organizational structure chart identifying all owners of equity interests of each Subsidiary and sets forth the percentage ownership for such owners. As of the Closing Date, (i) the Trust is the sole shareholder of GPC and (ii) the Trust, directly and indirectly, will own a 90.1% partnership interest in the Operating Partnership.

         (j) Each of the partnership, operating and joint venture agreements to which the Trust or any of the Subsidiaries is a party, and which relates to real property described in the Prospectus, (i) has, other than EMM and CMM, been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (ii) the execution, delivery and performance of any of such agreements by the Trust or the Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not, constitute a breach of, or default under, (a) the charter, declaration of trust, partnership agreement, operating agreement or by-laws or other organizational documents of such party or (b) any other material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree, except where such breach or default would not have a material adverse affect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole.

         (k) The authorized capital stock of the Trust conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

         (l) Neither the Trust nor any of the Subsidiaries is in violation of any term or provision of its declaration of trust, certificate of incorporation, by-laws, partnership agreements or other organizational documents, as the case may be; no default exists, and no event has occurred which, with notice of lapse of time or both, would constitute a default in the performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust or any Subsidiary is a party or by which the Trust, the Subsidiaries or any of their respective properties is bound or may be affected except such as would not result in any material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole.

         (m) The execution, delivery and performance of this Agreement by the Trust and the Operating Partnership, the compliance by the Trust and the Operating Partnership with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization, the registration or other order of, or qualification with, any court or governmental body or agency (except such as may be required and shall be obtained as provided by this Agreement, under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the declaration of trust, charter, by-laws, partnership agreement, operating agreement (or other organizational documents), as the case may be, of the Trust or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Trust and the Subsidiaries, taken as a whole, to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Trust, or any of the Subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Trust or any of the Subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         (n) There are no legal or governmental proceedings pending or threatened to which the Trust or any of the Subsidiaries is or, to the Trust's knowledge, could be a party or to which any of their respective property is or could be subject that are required to be described in the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (o) Except as otherwise disclosed in the Prospectus or as set forth in a separate writing delivered to the Underwriters on the date hereof, (i) neither the Trust, any of the Subsidiaries nor, to the best knowledge of the Trust, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties (a) defined in the Prospectus Supplement, other than in material compliance with all applicable Environmental Statutes (as hereinafter defined) and in connection with the ordinary use of residential, retail or commercial properties owned by the Trust; (ii) the Trust will not use the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than immaterial compliance with all applicable Environmental Statutes and in connection with the ordinary use of residential, retail or commercial properties owned by the Trust; (iii) neither the Trust nor any of the Subsidiaries knows of any seepage, leakage, discharge, release, emission, spill, or dumping of Hazardous Materials on any property which might materially and adversely affect the Properties; (iv) neither the Trust nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a material claim under or pursuant to any Environmental Statute or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus; (v) neither the Properties nor any other land owned by the Trust or any of the Subsidiaries is included or, to the best of the Trust's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or, to the best of the Trust's knowledge, proposed for inclusion on any similar list of inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined) or has been the subject of an investigation or inquiry by any Governmental Authority with respect to Hazardous Materials; and (vi) the Trust, the Subsidiaries and the Properties are in material compliance with all Environmental Statutes and to the best of the Trust's knowledge, the Trust and the Subsidiaries possess all permits, registrations and authorizations required to operate the Properties.

         (p) As used herein, "Hazardous Materials" shall mean any substance defined or regulated as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant or by any federal, state or local law, ordinance, rule or regulation for the protection of human health or the environment (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq. (the "CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "ENVIRONMENTAL STATUTE") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a "GOVERNMENTAL AUTHORITY")) or any substance which is or contains petroleum.

         (q) The Trust and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (the "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA for which the Trust or any Subsidiary would have any material liability; neither the Trust nor any Subsidiary has incurred and neither expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 4971 of the Internal Revenue Code; and each "pension plan" in which employees or former employees of the Trust or any Subsidiary participate that is intended to be qualified under
Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether through any action or by failure to act, which would cause the loss of such qualification.

         (r) Neither the Trust nor any of the Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Trust and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and regulations to conduct their respective businesses, and the Trust and each of the Subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus.

         (s) Each of the Trust and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Trust and the Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole.

         (t) This Agreement has been duly authorized, executed and delivered by the Trust and the Operating Partnership, and is a valid, binding agreement of the Trust and the Operating Partnership, and enforceable against the Trust and the Operating Partnership in accordance with its terms.

         (u) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Trust and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and each of the Prospectus are independent public accountants with respect to the Trust and the Subsidiaries as required by the Act.

         (v) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Trust and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Trust. The selected financial data set forth under the caption "Selected Consolidated Financial and Other Data" in the Registration Statement and the Prospectus fairly present, on the basis stated in the Registration Statement and the Prospectus, the information included therein. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Trust, reasonable.

         (w) The Trust is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940, as amended.

         (x) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse effect or any development involving a prospective material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole, (ii) there has not been any material adverse effect or any development involving a prospective material adverse effect in the capital stock or in the long-term debt of the Trust or any of the Subsidiaries, (iii) neither the Trust nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business and (iv) the Trust has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind of its shares of beneficial interest.

         (y) The Trust and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

         (aa) The Trust has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

         (bb) The Trust has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

         (cc) The Trust and each Subsidiary have good and indefeasible title in fee simple to all of the Properties and good and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of any Individual Significant Property (defined below) or all Properties (taken as a whole) and do not interfere with the use made or proposed to be made of any individual Significant Property or all Properties (taken as a whole) by the Trust or any Subsidiary, and any Properties and buildings held under lease by the Trust or by any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Significant Property or all Properties (taken as a whole) by the Trust or by any Subsidiary, in each case except as described in or contemplated by the Prospectus. For purposes of this Section 6(cc), a "Significant Property" shall mean a Property that has a book value (without regard to any minority interest held by any person), as of June 30, 1997, of at least $10 million.

         (dd) The Trust and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Trust or any of the Subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

         (ee) The Trust and each Subsidiary have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the business, prospects, financial condition or results of operations of Trust and the Subsidiaries taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Prospectus. Such tax returns are true, correct, and complete in all material respects.

         (ff) The Trust has been and is organized and operated in conformity with the requirements for qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code and the rules and regulations thereunder and the Trust's present method of operation does and will enable it to continue to meet the requirements for taxation as a REIT under the Internal Revenue Code and the Operating Partnership, the other Partnership Subsidiaries and the LLC Subsidiaries will be treated for federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly-traded partnerships.

         (gg) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

         (hh) (i) Neither the Trust nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties (as defined in the Prospectus) or any part thereof which would have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole; (ii) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (iii) neither the Trust nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Trust nor any Subsidiary knows of any such condemnation or zoning change which is threatened and, in either case, which if consummated would have a material adverse effect on the, business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole; (iv) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Trust or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein; and
(v) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults or events which, but for the passage of time or giving of notice or both, will constitute a default that would not have a material adverse effect on the business prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole except as disclosed or incorporated by reference in the Prospectus.

         (ii) No labor dispute with the employees of the Trust or any of the Subsidiaries exists, or, to the Trust's knowledge, is threatened or imminent, that would result in a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus.

         (jj) The Trust and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, trademarks, service marks, trade names, licenses, copyrights and proprietary and other confidential information currently employed by them in connection with their respective businesses, and neither the Trust nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus.

         (kk) The Trust has issued and sold 34,000 shares of its Series A Convertible Preferred Shares to Partnership Acquisition Trust II, a Delaware business trust "PAT II"). The proceeds of such sale were contributed by the Trust to the Operating Partnership in exchange for 34,000 preferred units of limited partnership interest (the "PREFERRED INTEREST") of the Operating Partnership. The rights, preferences, terms and conditions of the Series A Convertible Preferred Shares issued to PAT II are equivalent in all material respects to the terms and conditions of the Preferred Interest issued to the Trust.

         SECTION 7. Indemnification. (a) The Trust and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any

Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Trust by such Underwriter through you expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust and the Operating Partnership, the directors, its officers who sign the Registration Statement and each person, if any, who controls the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust and the Operating Partnership to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Trust by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriters shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof however, the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel and payment of their fees and expenses shall have been specifically authorized in writing by the indemnifying party,
(ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or
(iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by

Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Trust, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent, which consent shall not be unreasonably withheld, or (ii) effected without its written consent if the settlement is entered into more than (20) business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request, except to the extent that the amount of such fees and expenses is being contested in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action without imposing any restrictions or obligations on the indemnified party and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Trust and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Operating Partnership on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Trust, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Trust Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Trust and the Operating Partnership contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the Trust's knowledge, contemplated by the Commission.

         (c) The Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act.

         (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Trust and the Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Trust or any of the Subsidiaries and (iii) neither the Trust nor any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chief

Executive Officer and the Chief Financial Officer of the Trust and GPC on behalf of the Operating Partnership confirming the matters set forth in Sections 8(a), 8(b), 8(c) and 8(d) that the Trust has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Trust on or prior to the Closing Date.

         (f) You shall have received on the Closing Date opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of (i) George
A. Schmidt, Esq., in his capacity as general counsel of the Trust, (ii) Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Trust, (iii) Brownstein Hyatt Farber & Strickland, special Colorado counsel to the Trust, and
(iv) Robinson Silverman Pearce Aronsohn & Berman LLP, special counsel to the Trust, to the effect that:

              (i) the Trust has been duly formed and is validly existing as a Maryland REIT in good standing under the laws of the State of Maryland and is duly qualified to transact business. The Trust is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Trust and the Subsidiaries, taken as a whole. Each of the Subsidiaries has been duly organized and is validly existing as a general or limited partnership or corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, and is qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Trust and the Subsidiaries, taken as a whole;

                  (ii) the Trust and each of the Subsidiaries have full trust, corporate, partnership or limited liability power to own or lease their respective properties and conduct their respective businesses as described and the Prospectus and the Trust and the Operating Partnership have full trust, corporate or limited liability power to enter into this Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it in all material respects;

                  (iii) the authorized capital stock of the Trust conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. All of the shares of beneficial interest of the Trust has been duly authorized and the shares of beneficial interest of the Trust outstanding are validly issued, fully paid and non-assessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for tort, contract, taxes and statutory and other liability in some jurisdictions);

                  (iv) the Trust Shares have been duly authorized and, when executed and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for tort, contract, taxes and statutory and other liability in some jurisdictions), and the execution and delivery of the Trust Shares have been duly authorized by all necessary trust action, and the Trust Shares have been duly executed and delivered by the Trust, and, assuming due authorization, execution and delivery of the Trust Shares by parties other than the Trust, are the legal, valid, binding and enforceable obligations of the Trust, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors' rights generally and to the application of equitable principles in any proceeding, whether at law or in equity;

                  (v) the issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable, and all of the partnership interests or membership interests in each Subsidiary that is a partnership or limited liability company, other than EMM and CMM, as the case may be, are validly issued and fully paid. Except as described in the Registration Statement, this Agreement, or the Prospectus, all of such shares and interests owned by the Trust or another Subsidiary are owned beneficially by the Trust or such Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or claim;

                  (vi) except as described in the Prospectus, to the best knowledge of such counsel, there are no outstanding securities, partnership interests or obligations of the Trust or any Subsidiary convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of beneficial interest of the Trust or ownership interest in the Subsidiaries and there are no outstanding or authorized options, warrants or rights of any character obligating the Trust or any Subsidiary to issue any shares of its beneficial interest or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such beneficial interest; and except as described in the Prospectus to the best of knowledge of such counsel, no holder of any securities of the Trust or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Trust to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any securities of the Trust included in the

         Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any securities of the Trust, and no holders of outstanding shares of beneficial interest of the Trust are entitled as such to any preemptive or other rights to subscribe for any of the Shares;

                  (vii) the statements set forth under the headings "Description of Shares of Beneficial Interest," "Description of Preferred Shares" and "Description of Warrants" in the Prospectus and the headings "Description of Series A-1 Preferred Shares" and "Description of Series B Preferred Shares" in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the securities of the Trust, provide a fair summary of such provisions; and the statements set forth under the headings "Restrictions on Ownership of Offered Securities" and "Certain United States Federal Income Tax Considerations to the Trust of its REIT Election" in the Prospectus and "Risk Factors," and "Recent Developments," in the Prospectus Supplement, insofar as such statements constitute a summary of the legal matters or legal conclusions, have been reviewed by them and are correct in all material respects;

                  (viii) the execution and delivery of this Agreement has been duly authorized by all necessary trust or partnership action of the Trust, and the Operating Partnership and this Agreement has been duly executed and delivered by the Trust and the Operating Partnership, and are the valid and binding agreements of the Trust and the Operating Partnership, enforceable against the Trust and the Operating Partnership in accordance with their respective terms, subject to (a) ` the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                  (ix) the authorized capital stock of the Trust conforms as to legal matters to the description thereof contained in the Prospectus;

                  (x) the Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424 within the applicable time period prescribed by Rule 424, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

                  (xi) neither the Trust nor any of the Subsidiaries is in violation of its respective declaration of trust, certificate of incorporation, by-laws, Partnership Agreement or other organizational documents, as the case may be, and, to the best of such counsel's knowledge after due inquiry, neither the Trust nor any of the Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Trust and the Subsidiaries, taken as a whole, to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries or their respective property is bound;

                  (xii) the execution, delivery and performance of this Agreement by the Trust and the Operating Partnership, the compliance by the Trust and the Operating Partnership, with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization, registration or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the declaration of trust, charter or by-laws, partnership agreement, operating agreement (or the governing documents or other organizational documents, as the case may be, of the Trust or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Trust and the Subsidiaries, taken as a whole, to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Trust, any of the Subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization of the Trust or any of the Subsidiaries or any other impairment of the rights of the holder of any such Authorization;

                  (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Trust or any of the Subsidiaries, or any of their respective trustees, directors or officers in their capacity as such, is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (xiv) each of the Trust and the Subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole; each such Authorization is valid and in full force and effect and each of the Trust and the Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization, or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Trust or any of the Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole;

                  (xv) the Trust is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xvi) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act, (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (C) such counsel has no reason to believe that, at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (E) to the best of counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto has been issued, and, to the best of counsel's knowledge after due inquiry, no proceedings for that purpose have been instituted or, to the best knowledge of such counsel, threatened by the Commission;

                  (xvii) (A) the Trust was organized in conformity with the requirements for qualification as a REIT for federal income tax purposes, and, based on the facts and assumptions set forth in the Basic Prospectus, the Preliminary Prospectus and the Prospectus Supplement and certain representations by the Trust, including but not limited to those set forth in the Officer's Certificate regarding certain federal income tax matters, its method of operation has enabled it, and its proposed method of operation will enable it, to meet the requirements under the Internal Revenue Code for qualification and taxation as a REIT and (B) the Operating Partnership, the other Partnership Subsidiaries and the LLC Subsidiaries will be treated for federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly traded partnerships;

                  (xviii) the Trust satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the Act; and

                  (xix) the Shares have been approved for listing on the NYSE, subject to official notice of issuance.

         The foregoing opinions shall be rendered to you at the request of the Trust and shall so state therein.

         In giving such opinions with respect to the matters covered by Section 8(f)(xvi), counsel for the Trust may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

         (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Underwriters, with respect to the Prospectus and such other related matters as the Underwriters may reasonably require, and the Trust shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

         (i) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

         (j) The Trust shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Trust on or prior to the Closing Date.

         (k) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Trust.

         (l) Contemporaneously with the closing hereunder, all of the issued and outstanding shares of Series A Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, of the Trust (the "SERIES A PREFERRED SHARES") will be exchanged for Series A-1 Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, of the Trust in accordance with Amendment No. 1 ("AMENDMENT NO. 1"), dated as of November 6, 1997, to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated as of November 6, 1996, among PAT II, the Trust and the Operating Partnership. In addition, contemporaneously with the closing hereunder, all authorized shares of Series A Preferred Shares shall be cancelled. Neither Amendment No. 1 or the Securities Purchase Agreement shall have been amended without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Trust, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Trust if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any adverse effect or development involving a prospective material adverse effect in the condition, financial or otherwise, of the Trust or any of the Subsidiaries or the earnings, affairs or business prospects of the Trust or any of the Subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iv) the suspension of trading of any securities of the Trust on any exchange or in the over-the-counter market, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Trust and the Subsidiaries, taken as a whole, (vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Trust Shares or Additional

Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Trust Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Trust Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Trust Shares set forth opposite its name in Schedule I bears to the total number of Trust Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Trust Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Trust Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Trust Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Trust Shares and the aggregate number of Trust Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Trust Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Trust for purchase of such Trust Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Trust. In any such case which does not result in termination of this Agreement, either you or the Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days, in the event that required changes in the Registration Statement and the Prospectus or any other documents or arrangements need to be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional

Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Trust, to Glimcher Realty Trust, 20 South Third Street, Columbus, Ohio 43215, Attention: David J. Glimcher, and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Trust and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Trust, the officers or directors of the Trust or any person controlling the Trust, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of the Trust as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9) in breach of this Agreement, the Trust agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Trust shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof. The Trust also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Trust, the Operating Partnership, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Trust's directors and the Trust's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriter merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Trust, the Operating Partnership and the several Underwriters.



                                    Very truly yours,



                                    GLIMCHER REALTY TRUST


                                        /s/ David Glimcher
                                    By:_________________________________________
                                       Title: President



                                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP



                                    By:  Glimcher Properties Corporation


                                         /s/ David Glimcher
                                    By:_________________________________________
                                       Title: President



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
Prudential Securities Corporation
BT Alex. Brown Incorporated

PaineWebber Incorporated

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto



By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


       /s/ Eric A. Anderson
   By:_____________________________
       Managing Director

                                   SCHEDULE I


Underwriter                                                          Number of Trust
-----------                                                              Shares
                                                                     to be Purchased
                                                                     ---------------
Donaldson, Lufkin & Jenrette
  Securities Corporation                                               1,038,000
Prudential Securities Incorporation                                    1,038,000
BT Alex. Brown Incorporated                                            1,037,000
PaineWebber Incorporated                                               1,037,000

CIBC Oppenheimer Corp.                                                    50,000
A.G. Edwards & Sons, Inc.                                                 50,000
J.J.B. Hilliard, W.L. Lyons Inc.                                          50,000
SBC Warburg Dillon Read Inc.                                              50,000

Cowen & Company                                                           25,000
Dain Bosworth Incorporated                                                25,000
EVEREN Securities, Inc.                                                   25,000
Fahnestock & Co. Inc.                                                     25,000
First Albany Corporation                                                  25,000
Gruntal & Co., L.L.C.                                                     25,000
Janney Montgomery Scott Inc.                                              25,000
McDonald & Company Securities, Inc.                                       25,000
McGinn, Smith & Co., Inc.                                                 25,000
Morgan Keegan & Company, Inc.                                             25,000
The Ohio Company                                                          25,000
Piper Jaffray Inc.                                                        25,000
Rauscher Pierce Refsnes, Inc.                                             25,000
Raymond James & Associates, Inc.                                          25,000
The Robinson-Humphrey Company, Inc.                                       25,000
Stephens Inc.                                                             25,000
Sutro & Co. Incorporated                                                  25,000
Tucker Anthony Incorporated                                               25,000
                                                                       ---------
                           Total                                       4,800,000
                                                                       =========